UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 10, 2006

AVANEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29175	94-3285348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40919 Encyclopedia Circle

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Definitive Material Agreement

The information contained in Item 5.02 is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 12, 2006, Avanex Corporation (the “Company”) announced the appointment of Cal R. Hoagland as Senior Vice President and Chief Financial Officer of the Company and announced that Tony Riley, the Acting Chief Financial Officer of the Company, would become Vice President, Finance of the Company. These changes became effective on April 10, 2006.

Mr. Hoagland, age 49, has been a principal of the Financial Leadership Group, LLC, a chief financial officer consulting services company, since May 2005. From August 2001 to January 2005, he held several positions, including Senior Vice President, CFO and Secretary, at Interwave Communications, a publicly held compact wireless cellular telecommunication networks infrastructure company. From March 1999 to June 2001, Mr. Hoagland served as Treasurer at Persistence Software, a caching software company. Previously, Mr. Hoagland served as Chief Financial Officer for Phasecom, a cable modem company, as Chief Financial Officer for Accom, a video caching company, and as Corporate Controller for ADAC Laboratories, a medical imaging equipment company. Mr. Hoagland is a former Audit Manager with Coopers & Lybrand, now PricewaterhouseCoopers. Mr. Hoagland is a Certified Public Accountant and holds a B.S. in Business Administration from San Jose State University.

In connection with Mr. Hoagland’s appointment as Chief Financial Officer of the Company, he will be paid an annual base salary of $260,000. In addition, subject to the approval of the Compensation Committee of the Company’s Board of Directors, Mr. Hoagland will receive an option to purchase 450,000 shares of the Company’s Common Stock at the current fair market value. One fourth of the shares subject to the option shall vest one year after the commencement of Mr. Hoagland’s employment with the Company, and 1/48th of the shares subject to the option shall vest monthly thereafter, so that the option shall be fully vested four years from the date of commencement of employment. The vesting of the shares subject to the option may be accelerated in specified circumstances. In addition, subject to the approval of the Compensation Committee of the Company’s Board of Directors, Mr. Hoagland will be granted 250,000 restricted stock units. Twelve and one-half percent (12.5%) of the restricted stock units awarded will vest on June 30, 2006 and 12.5% of the restricted stock units awarded will vest each quarter thereafter such that the restricted stock units will be fully vested on March 31, 2008. The vesting of the restricted stock units may be accelerated in specified circumstances. In addition, Mr. Hoagland will be eligible to participate in the Company’s Fiscal 2006 Incentive Bonus Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANEX CORPORATION

By:	/s/ JO S. MAJOR, JR.
Jo S. Major, Jr. President, Chief Executive Officer and Chairman of the Board of Directors

Date: April 13, 2006

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